Exhibit (j) under Form N-1A
                                             Exhibit (8) under Item 601/Reg. S-K




                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 2-74191 on Form N-1A of our report dated April 5, 2002 relating to the financial statements of the Federated Government Income Securities Fund, Inc. for the year ended February 28, 2002, and to the reference to us under the heading "Financial Highlights" in such Prospectus, which is a part of such Registration Statement.





Boston, Massachusetts
April 25, 2002